UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported event): July 10, 2017

ZNERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55152	46-1845946
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6102 South MacDill Avenue, Suite G
Tampa, Florida 33611
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 931 - 5662

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

Znergy, Inc. (the “Company”) entered into an employment agreement with Ryan Smith as described in Item 5.02 below, which description shall be incorporated into this Item 1.01. A copy of the employment agreement is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 10, 2017 the Company entered into an employment agreement with Ryan Smith, 60, to serve as Senior Vice President of the Company. There are no arrangements or understandings between Mr. Smith and any other persons pursuant to which he was appointed as Senior Vice President of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Smith has had a distinguished career in facilities engineering, maintenance, operations and management for major Indiana industrial concerns. From 2012 until the present he was Maintenance Manager for Bremen Castings. From 2002 through 2012, Mr. Smith was Operations Manager for Warsaw Engineering and Fabrication. From 1998 through 2002, he was Engineering and Maintenance Manager for Neenah Enterprises. Prior to 1998, Mr. Smith worked in a variety of engineering, operations and facilities maintenance positions for several major enterprises. Throughout his career, Mr. Smith has focused on increasing operating efficiencies and on developing Reliability Based Maintenance Procedures which reduce costs, improve up-times and increase the reliability of facility equipment. Over the course of his 35-year career, Mr. Smith has developed and maintained a broad array of senior level contacts in numerous facilities across a variety of industries in the Midwest. Mr. Smith earned a Bachelor of Science in Mechanical Engineering degree from Purdue University in 1987.

Smith Employment Agreement

The Company entered into an employment agreement with Mr. Smith dated July 10, 2017 (the “Employment Agreement”). The Employment Agreement has a term of three years, and Mr. Smith’s employment with the Company is on an at-will basis.

Mr. Smith (the “Executive”) will receive an annual base salary of $100,000 and will receive an annual performance based bonus within 45 days from the end of the Company’s fiscal year as determined by the Compensation Committee of the Board of Directors. In addition, Executive was granted 3,000,000 shares of common stock of the Company, vested immediately, and was granted 7,000,000 options to purchase common stock of the Company at $0.10 per share (the “Options”). The Options have a three-year expiration and vest one option for every two dollars of revenue recognized by the Company, with quarterly vesting.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied.  Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K.  We assume no obligation to update such statements.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

Exhibit No.          Description
10.1                       Employment Agreement dated July 10, 2017, between Znergy, Inc. and Ryan Smith.
99.1                       Press release dated July 12, 2017 announcing the hiring of Ryan Smith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZNERGY, INC.

Date: July 12, 2017	By:	/s/ Christopher J. Floyd
Christopher J. Floyd
Chief Financial Officer